Exhibit 99.1

NUVERRA ANNOUNCES SECOND QUARTER AND YEAR-TO-DATE 2017 RESULTS
SCOTTSDALE, AZ (August 11, 2017) - Nuverra Environmental Solutions, Inc. (“Nuverra,” the “Company,” “we,” “us” or “our”) today announced financial and operating results for the second quarter and six months ended June 30, 2017.
SUMMARY OF QUARTERLY RESULTS

•	Second quarter revenue was $41.5 million, an increase of approximately 5.9%, or $2.3 million, when compared with revenue of $39.2 million in the first quarter of 2017.

•	Total costs and expenses, adjusted for special items, were $51.6 million, or a 2.8% decrease when compared with $53.0 million in the first quarter of 2017.

•
Loss from continuing operations for the second quarter was $19.6 million, or a loss of $0.13 per diluted share, compared with a loss from continuing operations of $36.0 million, or a loss of $0.24 per diluted share, in the first quarter of 2017.

•
Adjusted EBITDA from continuing operations for the second quarter was $2.1 million, an increase of $2.9 million compared with adjusted EBITDA from continuing operations of $(0.8) million in the first quarter of 2017.

SECOND QUARTER 2017 RESULTS
Second quarter revenue was $41.5 million, an increase of $2.3 million, or 5.9%, from $39.2 million in the first quarter of 2017. In the second quarter of 2016, the Company reported revenue of $34.0 million. Due to oil prices becoming more stable in 2017, demand has increased in all divisions as compared to the same period in the prior year. The primary driver of the increase in demand was a 111% increase in the number of average operating oil rigs in the basins we serve from those operating in the same period in the prior year.
Total costs and expenses, adjusted for special items, were $51.6 million, a 2.8% decrease compared with total costs and expenses, adjusted for special items, of $53.0 million in the first quarter of 2017. The Company reported total costs and expenses, adjusted for special items, of $48.9 million in the second quarter of 2016.
For the second quarter of 2017, the Company reported a net loss from continuing operations of $19.6 million, or a loss of $0.13 per diluted share. Special items in the second quarter totaled approximately $4.3 million and included $9.5 million for capital reorganization costs, partially offset by a $5.6 million gain on the change in fair value of the derivative warrant liability. Additionally, special items included the gain on the sale of underutilized assets, non-recurring legal and professional fees, and stock-based compensation expense. Excluding the impact of these special items, second quarter 2017 adjusted loss from continuing operations was $15.3 million, or a loss of $0.10 per diluted share. This compares with a loss from continuing operations, adjusted for special items, of $27.9 million, or a loss of $0.18 per diluted share, in the first quarter of 2017. The Company reported a loss from continuing operations, adjusted for special items, of $29.4 million, or a loss of $0.43 per diluted share, in the second quarter of 2016.
Adjusted EBITDA from continuing operations for the second quarter was $2.1 million, an increase of $2.9 million compared with $(0.8) million in the first quarter of 2017. Second quarter adjusted EBITDA margin from continuing operations was 5.1%, compared with (2.0)% in the first quarter of 2017. The Company reported adjusted EBITDA from continuing operations of $0.3 million and an adjusted EBITDA margin from continuing operations of 0.9% in the second quarter of 2016.
YEAR-TO-DATE RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2017 ("YTD")
YTD revenue was $80.8 million, a decrease of $0.2 million from $81.0 million for the same period in 2016. Although rig counts have increased in 2017 compared to those operating during the same period in 2016, there is a lag in revenue relative to newly added rigs, reactivating equipment, and rehiring drivers. Additionally, revenues in early 2016 were still influenced by higher rig counts at the end of 2015. These factors have led to revenue being nearly flat as compared to the same period in the prior year.

YTD net loss from continuing operations was $55.5 million, or a loss of $0.37 per diluted share, compared with a loss of $67.9 million, or a loss of $1.42 per diluted share, for the same period in 2016. Excluding special items, YTD adjusted net loss from continuing operations was $43.2 million, or a loss of $0.29 per diluted share, compared with adjusted net loss from continuing operations of $55.9 million, or a loss of $1.17 per diluted share in 2016. The $12.4 million in YTD special items primarily included $15.2 million for capital reorganization costs and $1.0 million in legal and professional fees, partially offset by a $4.0 million gain on the change in fair value of the derivative warrant liability. Additionally, special items included the gain on the sale of underutilized assets and stock-based compensation expense.
YTD adjusted EBITDA from continuing operations was $1.3 million, a decrease of 28.9% when compared with the same period in 2016. Adjusted EBITDA margin for the 2017 YTD period was 1.7%, compared with 2.3% in 2016.
CASH FLOW AND LIQUIDITY
Net cash used in operating activities from continuing operations for the six months ended June 30, 2017 was $13.3 million, while capital expenditures net of asset sales from continuing operations provided cash of $0.7 million. For the six months ended June 30, 2017, free cash flow (defined as net cash used in or provided by operating activities, less purchases of property, plant and equipment net of proceeds received from sales of property, plant and equipment) was negative at $(12.6) million, compared with negative free cash flow of $(8.7) million during the six months ended June 30, 2016.
As of June 30, 2017, total debt outstanding was $519.9 million, including $40.4 million under our 9.875% Senior Notes due 2018 (the “2018 Notes”), $357.1 million under our 12.5%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”), $80.7 million under a term loan (the “Term Loan”), $24.4 million under a debtor in possession revolving credit facility, $7.5 million under a debtor in possession term loan (collectively with the debtor in possession revolving credit facility, the “DIP Facilities”), $9.8 million in capital leases for vehicle financings and a note payable for the purchase of the remaining interest in Appalachian Water Services, LLC.
EMERGENCE FROM CHAPTER 11 BANKRUPTCY PROCEEDINGS
On August 7, 2017 (the “Effective Date”), the Company and its material subsidiaries emerged from Bankruptcy protection under chapter 11 of the United States Bankruptcy Code. Pursuant to their Amended Joint Plans of Reorganization (collectively, the “Plan”), which were confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), the Company eliminated over $500 million of previously outstanding debt and entered into a new $45 million First Lien Credit Agreement and a new $26.8 million Second Lien Term Loan Agreement. Among other uses, the Company will use the loans under the First Lien Credit Agreement and the Second Lien Term Loan Agreement to repay obligations outstanding under the Company’s pre-Effective Date asset based lending facility, make certain payments as provided in the Plan, and for working capital, transaction expenses, and other general corporate purposes.
The order confirming the Plan was entered by the Bankruptcy Court on July 25, 2017 (the “Confirmation Order”). On July 26, 2017, an individual holder of 2018 Notes appealed the Confirmation Order to the District Court for the District of Delaware and filed a motion for a stay pending appeal from the District Court.  On August 3, 2017, the District Court denied the motion for a stay pending appeal, concluding that: “The Bankruptcy Court’s ruling is consistent with existing precedent . . . .” Notwithstanding the denial of the motion for stay pending appeal, the appeal remains pending in the District Court.  The Company will seek dismissal or denial of the appeal, but it makes no assurances about the outcome of the appeal or the effects of the appeal on our businesses.
About Nuverra
Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers in the energy market. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, waste fluids, and hydrocarbons. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-

looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: the effects of the restructuring on the Company and the interests of various constituents; risks and uncertainties associated with the restructuring process, including the outcome of a pending appeal of the order confirming the Plan and our ability to execute the requirements of the Plan subsequent to the Effective Date; our ability to obtain approval of the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court; the Bankruptcy Court's rulings in our chapter 11 cases and the outcome of our chapter 11 cases in general; our ability to comply with the covenants and other terms of our credit facilities; potential impact of litigation; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our financing; and the competitive and regulatory environment. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.
602-903-7802
ir@nuverra.com

- Tables to Follow -

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Non-rental revenue	$37,538	$31,369	$72,956	$75,395
Rental revenue	4,000	2,609	7,805	5,558
Total revenue	41,538	33,978	80,761	80,953
Costs and expenses:
Direct operating expenses	34,825	30,283	69,114	68,900
General and administrative expenses	8,867	14,204	21,226	21,656
Depreciation and amortization	12,107	15,206	24,978	31,051
Impairment of long-lived assets	—	2,664	—	2,664
Total costs and expenses	55,799	62,357	115,318	124,271
Operating loss	(14,261)	(28,379)	(34,557)	(43,318)
Interest expense, net	(5,338)	(13,973)	(19,546)	(26,018)
Other income, net	5,698	2,771	4,240	2,929
Loss on extinguishment of debt	—	(284)	—	(674)
Reorganization items, net	(5,704)	—	(5,704)	—
Loss from continuing operations before income taxes	(19,605)	(39,865)	(55,567)	(67,081)
Income tax benefit (expense)	18	(773)	18	(828)
Loss from continuing operations	(19,587)	(40,638)	(55,549)	(67,909)
Loss from discontinued operations, net of income taxes	—	(1,290)	—	(1,235)
Net loss attributable to common shareholders	$(19,587)	$(41,928)	$(55,549)	$(69,144)

Net loss per common share attributable to common shareholders:
Basic and diluted loss from continuing operations	$(0.13)	$(0.60)	$(0.37)	$(1.42)
Basic and diluted loss from discontinued operations	—	(0.02)	—	(0.03)
Net loss per basic and diluted common share	$(0.13)	$(0.62)	$(0.37)	$(1.45)

Weighted average shares outstanding used in computing net loss per basic and diluted common share	150,941	67,699	150,938	47,803

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$1,205	$994
Restricted cash	4,828	1,420
Accounts receivable, net	28,215	23,795
Inventories	3,980	2,464
Prepaid expenses and other receivables	3,244	3,516
Other current assets	6,163	107
Assets held for sale	631	1,182
Total current assets	48,266	33,478
Property, plant and equipment, net	268,785	294,179
Equity investments	59	73
Intangibles, net	13,268	14,310
Other assets	339	564
Total assets	$330,717	$342,604
Liabilities and Shareholders' Deficit
Accounts payable	$6,293	$4,047
Accrued liabilities	27,351	18,787
Current portion of long-term debt	35,230	465,835
Derivative warrant liability	—	4,298
Total current liabilities	68,874	492,967
Deferred income taxes	495	495
Long-term debt	2,517	5,956
Long-term contingent consideration	—	8,500
Other long-term liabilities	3,689	3,752
Liabilities subject to compromise	479,338	—
Total liabilities	554,913	511,670
Commitments and contingencies
Shareholders' deficit:
Common stock	152	152
Additional paid-in capital	1,408,288	1,407,867
Treasury stock	(19,809)	(19,807)
Accumulated deficit	(1,612,827)	(1,557,278)
Total shareholders' deficit	(224,196)	(169,066)
Total liabilities and shareholders' deficit	$330,717	$342,604

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(55,549)	$(69,144)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on the sale of TFI	—	1,235
Depreciation and amortization of intangible assets	24,978	31,051
Amortization of debt issuance costs, net	2,135	2,587
Accrued interest added to debt principal	8,575	—
Stock-based compensation	421	656
Impairment of long-lived assets	—	2,664
Gain on sale of UGSI	—	(1,694)
(Gain) loss on disposal of property, plant and equipment	(223)	727
Bad debt expense	784	254
Change in fair value of derivative warrant liability	(4,025)	(1,023)
Loss on extinguishment of debt	—	674
Deferred income taxes	—	48
Other, net	106	(33)
Changes in operating assets and liabilities:
Accounts receivable	(5,204)	21,938
Prepaid expenses and other receivables	710	(146)
Accounts payable and accrued liabilities	13,882	118
Other assets and liabilities, net	135	(2,506)
Net cash used in operating activities	(13,275)	(12,594)
Cash flows from investing activities:
Proceeds from the sale of property, plant and equipment	3,027	5,995
Purchases of property, plant and equipment	(2,319)	(2,133)
Proceeds from the sale of UGSI	—	4,979
Change in restricted cash	(3,408)	(1,254)
Net cash (used in) provided by investing activities	(2,700)	7,587
Cash flows from financing activities:
Proceeds from revolving credit facility	76,072	76,979
Payments on revolving credit facility	(79,866)	(130,667)
Proceeds from term loan	15,700	24,000
Proceeds from DIP term loan	6,875	—
Payments for debt issuance costs	—	(985)
Payments on vehicle financing and other financing activities	(2,595)	(3,326)
Net cash provided by (used in) financing activities	16,186	(33,999)
Net increase (decrease) in cash and cash equivalents	211	(39,006)
Cash and cash equivalents - beginning of period	994	39,309
Cash and cash equivalents - end of period	$1,205	$303

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

This press release contains non-GAAP financial measures as defined by the rules and regulations of the United States Securities and Exchange Commission. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations or balance sheets of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are included in the attached financial tables.

These non-GAAP financial measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business results, and evaluates overall performance with respect to such indicators. Management believes that excluding items such as acquisition expenses, amortization of intangible assets, stock-based compensation, asset impairments, restructuring charges, expenses related to litigation and resolution of lawsuits, and other charges, which may or may not be non-recurring, among other items that are inconsistent in amount and frequency (as with acquisition expenses), or determined pursuant to complex formulas that incorporate factors, such as market volatility, that are beyond our control (as with stock-based compensation), for purposes of calculating these non-GAAP financial measures facilitates a more meaningful evaluation of the Company’s current operating performance and comparisons to the past and future operating performance. The Company believes that providing non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share, in addition to related GAAP financial measures, provides investors with greater transparency to the information used by the Company’s management. These non-GAAP financial measures are not substitutes for measures of performance or liquidity calculated in accordance with GAAP and may not necessarily be indicative of the Company's liquidity or ability to fund cash needs. Not all companies calculate non-GAAP financial measures in the same manner, and our presentation may not be comparable to the presentations of other companies.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Loss from Continuing Operations to EBITDA, Adjusted EBITDA from Continuing Operations and Total Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Loss from continuing operations	$(19,587)	$(40,638)	$(55,549)	$(67,909)
Depreciation and amortization	12,107	15,206	24,978	31,051
Interest expense, net	5,338	13,973	19,546	26,018
Income tax (benefit) expense	(18)	773	(18)	828
EBITDA	(2,160)	(10,686)	(11,043)	(10,012)
Adjustments:
Transaction-related costs, including earnout adjustments, net	—	2	—	(117)
Stock-based compensation	112	288	421	656
Change in fair value of derivative warrant liability	(5,643)	(1,023)	(4,025)	(1,023)
Capital reorganization costs (a)	9,450	8,391	15,152	8,404
Legal and environmental costs, net	635	251	1,054	1,713
Impairment of long-lived assets	—	2,664	—	2,664
Restructuring, exit and other costs	—	59	—	(113)
Loss on extinguishment of debt	—	284	—	674
Gain on sale of UGSI	—	(1,694)	—	(1,694)
(Gain) loss on disposal of assets	(272)	1,784	(223)	727
Adjusted EBITDA from continuing operations	2,122	320	1,336	1,879
Adjusted EBITDA from discontinued operations	—	—	—	—
Total Adjusted EBITDA	$2,122	$320	$1,336	$1,879

(a) Capital reorganization costs in 2017 represent costs incurred for the Company's chapter 11 reorganization. Capital reorganization costs in 2016 represent costs incurred for the debt exchange executed in 2016.

Reconciliation of Loss from Discontinued Operations to EBITDA from Discontinued Operations and Adjusted EBITDA from Discontinued Operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Loss from discontinued operations	$—	$(1,290)	$—	$(1,235)
Income tax expense	—	—	—	—
EBITDA from discontinued operations	—	(1,290)	—	(1,235)
Adjustments:
Transaction-related costs	—	—	—	—
Loss on sale of TFI	—	1,290	—	1,235
Adjusted EBITDA from discontinued operations	$—	$—	$—	$—

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of QTD Segment Performance to Adjusted EBITDA

Three months ended June 30, 2017	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$23,759	$9,570	$8,209	$—	$41,538
Direct operating expenses	19,171	9,831	5,823	—	34,825
General and administrative expenses	1,505	817	650	5,895	8,867
Depreciation and amortization	6,803	2,182	3,068	54	12,107
Operating loss	(3,720)	(3,260)	(1,332)	(5,949)	(14,261)
Operating margin %	(15.7)%	(34.1)%	(16.2)%	NA	(34.3)%
Loss from continuing operations before income taxes	(4,209)	(3,325)	(1,406)	(10,665)	(19,605)

Loss from continuing operations	(4,209)	(3,325)	(1,406)	(10,647)	(19,587)
Depreciation and amortization	6,803	2,182	3,068	54	12,107
Interest expense, net	81	43	36	5,178	5,338
Income tax benefit	—	—	—	(18)	(18)
EBITDA	$2,675	$(1,100)	$1,698	$(5,433)	$(2,160)

Adjustments, net	931	67	(234)	3,518	4,282
Adjusted EBITDA from continuing operations	$3,606	$(1,033)	$1,464	$(1,915)	$2,122
Adjusted EBITDA margin %	15.2%	(10.8)%	17.8%	NA	5.1%

Three months ended June 30, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$18,952	$7,688	$7,338	$—	$33,978
Direct operating expenses	16,232	8,126	5,925	—	30,283
General and administrative expenses	1,695	339	973	11,197	14,204
Depreciation and amortization	7,792	3,426	3,919	69	15,206
Operating loss	(6,767)	(6,556)	(3,790)	(11,266)	(28,379)
Operating margin %	(35.7)%	(85.3)%	(51.6)%	NA	(83.5)%
Loss from continuing operations before income taxes	(6,818)	(6,669)	(3,825)	(22,553)	(39,865)

Loss from continuing operations	(6,818)	(6,669)	(3,825)	(23,326)	(40,638)
Depreciation and amortization	7,792	3,426	3,919	69	15,206
Interest expense, net	106	109	38	13,720	13,973
Income tax expense	—	—	—	773	773
EBITDA	$1,080	$(3,134)	$132	$(8,764)	$(10,686)

Adjustments, net	2,528	2,009	150	6,319	11,006
Adjusted EBITDA from continuing operations	$3,608	$(1,125)	$282	$(2,445)	$320
Adjusted EBITDA margin %	19.0%	(14.6)%	3.8%	NA	0.9%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of YTD Segment Performance to Adjusted EBITDA

Six months ended June 30, 2017	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$48,044	$17,327	$15,390	$—	$80,761
Direct operating expenses	40,403	17,788	10,923	—	69,114
General and administrative expenses	3,452	1,586	1,681	14,507	21,226
Depreciation and amortization	13,588	4,695	6,587	108	24,978
Operating loss	(9,399)	(6,742)	(3,801)	(14,615)	(34,557)
Operating margin %	(19.6)%	(38.9)%	(24.7)%	NA	(42.8)%
Loss from continuing operations before income taxes	(9,910)	(6,927)	(3,933)	(34,797)	(55,567)

Loss from continuing operations	(9,910)	(6,927)	(3,933)	(34,779)	(55,549)
Depreciation and amortization	13,588	4,695	6,587	108	24,978
Interest expense, net	163	163	94	19,126	19,546
Income tax benefit	—	—	—	(18)	(18)
EBITDA	$3,841	$(2,069)	$2,748	$(15,563)	$(11,043)

Adjustments, net	1,121	115	(12)	11,155	12,379
Adjusted EBITDA from continuing operations	$4,962	$(1,954)	$2,736	$(4,408)	$1,336
Adjusted EBITDA margin %	10.3%	(11.3)%	17.8%	NA	1.7%

Six months ended June 30, 2016	Rocky Mountain	Northeast	Southern	Corporate	Total
Revenue	$43,857	$20,465	$16,631	$—	$80,953
Direct operating expenses	35,790	19,694	13,416	—	68,900
General and administrative expenses	3,547	1,529	1,893	14,687	21,656
Depreciation and amortization	15,871	7,309	7,733	138	31,051
Operating loss	(11,351)	(10,420)	(6,722)	(14,825)	(43,318)
Operating margin %	(25.9)%	(50.9)%	(40.4)%	NA	(53.5)%
Loss from continuing operations before income taxes	(11,470)	(10,600)	(6,751)	(38,260)	(67,081)

Loss from continuing operations	(11,470)	(10,600)	(6,751)	(39,088)	(67,909)
Depreciation and amortization	15,871	7,309	7,733	138	31,051
Interest expense, net	204	250	86	25,478	26,018
Income tax expense	—	—	—	828	828
EBITDA	$4,605	$(3,041)	$1,068	$(12,644)	$(10,012)

Adjustments, net	2,713	1,726	(198)	7,650	11,891
Adjusted EBITDA from continuing operations	$7,318	$(1,315)	$870	$(4,994)	$1,879
Adjusted EBITDA margin %	16.7%	(6.4)%	5.2%	NA	2.3%

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended June 30, 2017
	As Reported	Special Items		As Adjusted
Revenue	$41,538	$—		$41,538
Direct operating expenses	34,825	(372)	[A]	34,453
General and administrative expenses	8,867	(3,849)	[B]	5,018
Total costs and expenses	55,799	(4,221)	[C]	51,578
Operating loss	(14,261)	4,221	[C]	(10,040)
Loss from continuing operations	(19,587)	4,278	[D]	(15,309)

Basic and diluted loss from continuing operations	$(0.13)			$(0.10)

Loss from continuing operations	$(19,587)			$(15,309)
Depreciation and amortization	12,107			12,107
Interest expense, net	5,338			5,338
Income tax benefit	(18)			(14)
EBITDA and Adjusted EBITDA from continuing operations	$(2,160)			$2,122

Description of 2017 Special Items:
[A]	Special items primarily includes capital reorganization costs, offset by the gain on the sale of underutilized assets.
[B]
Primarily attributable to $3.1 million for capital reorganization costs incurred prior to the chapter 11 filing, as well as stock-based compensation, non-routine litigation expenses and non-routine professional fees.

[C]	Primarily includes the aforementioned adjustments.
[D]
Primarily includes the aforementioned adjustments along with $5.7 million of capital reorganization costs incurred after the chapter 11 filing recorded to "Reorganization items, net," offset by a gain of $5.6 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the three months ended June 30, 2017 was near zero and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Three months ended June 30, 2016
	As Reported	Special Items		As Adjusted
Revenue	$33,978	$—		$33,978
Direct operating expenses	30,283	(1,842)	[E]	28,441
General and administrative expenses	14,204	(8,933)	[F]	5,271
Total costs and expenses	62,357	(13,439)	[G]	48,918
Operating loss	(28,379)	13,439	[G]	(14,940)
Loss from continuing operations	(40,638)	11,215	[H]	(29,423)

Basic and diluted loss from continuing operations	$(0.60)			$(0.43)

Loss from continuing operations	$(40,638)			$(29,423)
Depreciation and amortization	15,206			15,206
Interest expense, net	13,973			13,973
Income tax expense	773			564
EBITDA and Adjusted EBITDA from continuing operations	$(10,686)			$320

Description of 2016 Special Items:
[E]	Special items primarily includes the loss on sale of underutilized assets, and severance and environmental clean-up charges.
[F]	Primarily attributable to stock-based compensation and non-routine legal and professional fees incurred in connection with the 2016 debt exchange.
[G]	Primarily includes the aforementioned adjustments along with a long-lived asset impairment charge for assets classified as held-for-sale of $2.7 million.
[H]
Primarily includes the aforementioned adjustments along with a gain of $1.0 million associated with the change in fair value of the derivative warrant liability, and a gain on the sale of Underground Solutions, Inc. of $1.7 million in the three months ended June 30, 2016. Additionally, our effective tax rate for the three months ended June 30, 2016 was 1.94% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Six months ended June 30, 2017
	As Reported	Special Items		As Adjusted
Revenue	$80,761	$—		$80,761
Direct operating expenses	69,114	(421)	[A]	68,693
General and administrative expenses	21,226	(10,279)	[B]	10,947
Total costs and expenses	115,318	(10,700)	[C]	104,618
Operating loss	(34,557)	10,700	[C]	(23,857)
Loss from continuing operations	(55,549)	12,375	[D]	(43,174)

Basic and diluted loss from continuing operations	$(0.37)			$(0.29)

Loss from continuing operations	$(55,549)			$(43,174)
Depreciation and amortization	24,978			24,978
Interest expense, net	19,546			19,546
Income tax benefit	(18)			(14)
EBITDA and Adjusted EBITDA from continuing operations	$(11,043)			$1,336

Description of 2017 Special Items:
[A]	Special items primarily includes capital reorganization costs, offset by the gain on the sale of underutilized assets.
[B]
Primarily attributable to capital reorganization costs of $8.8 million incurred prior to the chapter 11 filing, as well as stock-based compensation, non-routine litigation expenses, and non-routine professional fees.

[C]	Primarily includes the aforementioned adjustments.
[D]
Primarily includes the aforementioned adjustments along with $5.7 million of capital reorganization costs incurred after the chapter 11 filing recorded to "Reorganization items, net," offset by a gain of $4.0 million associated with the change in fair value of the derivative warrant liability. Additionally, our effective tax rate for the six months ended June 30, 2017 was near zero and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Special Items to Adjusted Loss from Continuing Operations and to EBITDA and Adjusted EBITDA from Continuing Operations

	Six months ended June 30, 2016
	As Reported	Special Items		As Adjusted
Revenue	$80,953	$—		$80,953
Direct operating expenses	68,900	(1,239)	[E]	67,661
General and administrative expenses	21,656	(10,159)	[F]	11,497
Total costs and expenses	124,271	(14,062)	[G]	110,209
Operating loss	(43,318)	14,062	[G]	(29,256)
Loss from continuing operations	(67,909)	12,034	[H]	(55,875)

Basic and diluted loss from continuing operations	$(1.42)			$(1.17)

Loss from continuing operations	$(67,909)			$(55,875)
Depreciation and amortization	31,051			31,051
Interest expense, net	26,018			26,018
Income tax expense	828			685
EBITDA and Adjusted EBITDA from continuing operations	$(10,012)			$1,879

Description of 2016 Special Items:
[E]	Special items primarily includes the loss on sale of underutilized assets, and severance and environmental clean-up charges.
[F]	Primarily attributable to stock-based compensation and non-routine legal and professional fees incurred in connection with the 2016 debt exchange.
[G]	Primarily includes the aforementioned adjustments along with a long-lived asset impairment charge for assets classified as assets-held-for-sale of $2.7 million.
[H]
Primarily includes the aforementioned adjustments, along with a charge of $0.7 million in connection with the write-off of a portion of the unamortized deferred financing costs as a result of an amendment to our ABL Facility, a gain of $1.0 million associated with the change in fair value of the derivative warrant liability, and a gain on the sale of Underground Solutions, Inc. for $1.7 million in the three months ended June 30, 2016. Additionally, our effective tax rate for the six months ended June 30, 2016 was 1.23% and has been applied to the special items accordingly.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS (continued)
(In thousands)
(Unaudited)

Reconciliation of Free Cash Flow

	Six Months Ended
	June 30,
	2017	2016
Net cash used in operating activities	$(13,275)	$(12,594)
Less: net cash capital expenditures [1]	708	3,862
Free Cash Flow	$(12,567)	$(8,732)

[1]	Purchases of property, plant and equipment, net of proceeds received from sales of property, plant and equipment